                                                                   EXHIBIT 2(3)

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
---------------------------------------------x
In re                                            Chapter 7

KENILWORTH SYSTEMS CORPORATION, a/k/a            Case No. 882-82273-346
KENILWORTH RESEARCH &
DEVELOPMENT CORPORATION,                         Judge Francis G. Conrad
                                   Debtor(s).    Notice of Distribution
---------------------------------------------x

      AT THE HEARING before the Court held on the 22nd day of July, 1998, the Court reviewed and considered the Application for Compensation and any other applicants' requests for compensation. The Trustee's Final Report and Account, dated April 29, 1998, reflects gross receipts in the amount of $4,424,056.01, plus interest earned since the filing of the Trustee's Final Report and Account in the amount of $16,289.23, administration expenses previously disbursed in the amount of $2,930,723.36 leaving a balance on hand of $1,509,621.88. The Trustee has certified that the claims have been examined and has recommended that the claims be paid pursuant to the distributive provisions of Title 11, United States Code. The office of the United States Trustee previously reviewed and approved the Trustees's Final Report and based on the foregoing, the Trustee proposes to disburse the balance on hand as follows:

      Liens Attached to Proceeds                     $      0.00

      Super-Priority [11 U.S.C.364(c)(1)]            $      0.00
      Trustee Commissions [1l U.S.C.326(a)]
      Andrew M. Thaler [ILLEGIBLE]                                $   68,227.32*
      [ILLEGIBLE]                                                 -------------

      Chapter 7 Professional Fees (as approved by entry of order(s) of the
        Court)
            Attorney for Trustee Compensation
            [11 U.S.C. 330 (a) (1)]
            Pryor & Mandelup, L.L.P.                 $215,533.25*
            Attorney for Trustee Expenses            $  6,366.09*
            Bonus awarded per Order dated 7/30/98    $ 20,000.00*
            Margolin, Winer & Evens, LLP             $ 20,390.75*
            Accountant for Trustee                                $  262,290.09*
                                                                  -------------

      U.S. Trustee Fees [28 U.S.C. 1930 (b)(6)]                   $        0.00
                                                                  -------------

      U.S. Bankruptcy Clerk Fees [28 U.S.C. 1930(b)]              $    1,774.75
      Administration Tax Claims, Other Expenses or                -------------

----------
      *Said fees. commissions and expenses previously paid per Court Order.

      Professional Fee Allowances [11 U.S.C. 503(b)]

      Chapter 7 Administrative Expenses
            Trustee Expenses                         $    728.18*
                                                     -----------
      Total Chapter 7 Administrative Expenses                     $  333,020.34
                                                                  -------------

      Chapter 11 Administrative Expenses
      (including Chapter 11 professional fees)
            Shaw Licitra Parente et al.              $  7,248.22
                                                     -----------

      Total Chapter 11 Administrative Expenses       $  7,248.22
                                                     -----------
      Total Administrative Expenses                               $  340,268.56
                                                                  -------------

      That the balance on hand (after the payment of administrative expenses and any super-priority) in the amount of $1,169,353.32 shall be distributed by the Trustee as follow:

      Subordinated First Priority [11 U.S.C. 726(b)]
      (Per attached Itemized Continuation Sheet)
      *______% pro rata distribution*                             $        0.00
                                                                  -------------

      Total Priority Dividends [11 U.S.C. 507(a)]
      (Per attached Itemized Continuation Sheet)
      *______% pro rata distribution*                             $        0.00
                                                                  -------------

      Secured Tax Claims [11 U.S.C. 724(b)]
      (Per attached Itemized Continuation Sheet)
      *_______% pro rata distribution*                            $        0.00
                                                                  -------------

      General Unsecured Dividend [11 U.S.C. 726(a)]
      (Per attached Itemized Continuation Sheet)
      [ILLEGIBLE]                                                   [ILLEGIBLE]
                                                                  -------------

      Late Filed General Unsecured Dividend
      [11 U.S.C. 726(a)(3)]
      *______% pro rata distribution*                             $        0.00
                                                                  -------------

      Legal Rate of Interest [11 U.S.C. 726(a)(5)]
      *______% interest, if applicable, to be paid
      subsequent to distribution to 11 U.S.C. 726(a)(l),
      (2), (3) and (4) claimants.                                 $        0.00
                                                                  -------------
      TOTAL DISTRIBUTION                                          $1,169,353.32
                                                                  =============

That the Trustee shall issue all distribution checks that bear the notation
"VOID IF NOT CASHED"
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That the Trustee shall issue all distribution checks tat bear the notation "VOID
IF NOT CASHED WITHIN NINETY (90) DAYS". That subsequent to the 91st day after the checks are disbursed to the claimants the Trustee shall stop payment and void any check not negotiated and issue a replacement check (Payable to: Clerk, United States Bankruptcy Court) for the benefit of such claimant and forward said replacement check to the Clerk of the Court, together with the name, address and amount owed to the claimant.

NOTICE: ANY CREDITOR OR PARTY IN INTEREST WHO HAS AN OBJECTION TO THE ABOVE-PROPOSED DISTRIBUTION MUST FILE SUCH OBJECTION WITH THE UNITED STATES BANKRUPTCY COURT AND SERVE A COPY OF THE SAME TO THE UNDERSIGNED TRUSTEE AND ON THE OFFICE OF THE UNITED STATES TRUSTEE, 825 EAST GATE BOULEVARD, SUITE 304, GARDEN CITY, NY 11530 AND REQUEST A HEARING WITHIN TEN (10) DAYS OF THE DATE OF THE FILING OF THIS NOTICE WITH THE CLERK OF THE UNITED STATES BANKRUPTCY COURT, 1635 PRIVADO ROAD, WESTBURY, NY 11590.

Dated: August 12, 1998                           Prepared and Presented


                                                 /s/ Andrew M. Thaler
                                                 -------------------------------
                                                 Andrew M. Thaler, Trustee
                                                 900 Merchants Concourse
                                                 Suite 414
                                                 Westbury, New York 11590
                                                 (516) 228-3553

--------------------------------------------------------------------------------
                        REVIEWED BY UNITED STATES TRUSTEE

              I have reviewed the Trustee's Notice of Distribution

                                     Carolyn S. Schwartz
                                     United States Trustee


Dated: August 27, 1998               By: /s/ Marilyn J. Cairns
                                         ---------------------------------------
                                              (U.S. Trustee Staff Member)